Exhibit 3

          The Articles of Incorporation, as amended, and Bylaws, as amended, of Brenton Banks, Inc.
     41

RESTATED ARTICLES OF INCORPORATION
OF
BRENTON BANKS, INC.

TO THE SECRETARY OF STATE
  OF THE STATE OF IOWA:

     PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE IOWA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING RESTATED ARTICLES OF INCORPORATION.

ARTICLE I

NAME AND PLACE OF BUSINESS

     SECTION 1. THE NAME OF THIS CORPORATION SHALL BE BRENTON Banks, Inc. Its name prior to the adoption of these Restated Articles of Incorporation was the same.

     Section 2. The principal place of business of this corporation shall be in the City of Des Moines, County of Polk, State of Iowa.

     Section 3. The corporation may establish branch offices and agencies in Iowa or in other states as the Board of Directors may deem necessary or expedient.

     Section 4. The address of the registered office of the corporation in the State of Iowa is: 2840 Ingersoll Avenue in the City of Des Moines, County of Polk, and the name of its registered agent at such address is Wm. H. Brenton.

ARTICLE II

Objects and Purposes

     Section 1. The general nature of the business to be conducted by this corporation shall be:

          (a) To acquire by purchase, subscription, contract or otherwise, and to hold, own, sell, assign, transfer, exchange, mortgage, pledge, or otherwise negotiate, or dispose of, and generally to deal in and with all forms of securities, including but not limited to, shares, stocks, bonds, debentures, notes, scrip, mortgages, warrants, contracts, choses in action, obligations, evidences of indebtedness, certificates of deposit, voting trust certificates, and certificates of interest issued or created, or to be issued or created, by corporations, associations, companies, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities, and other political and governmental divisions and subdivisions, or by any combinations, organizations, or entities whatsoever, irrespective of their form or the name by which they may be described, and all trust, participation, and other certificates of, and receipts evidencing interests in, any such securities; and to make payment therefore in cash or by the issuance of its stock, bonds, notes, debentures, other obligations or securities, or by any other lawful means of payment whatsoever; to receive, collect, and dispose of interest, dividends, and income upon, of, and from any and all such securities or evidences of interest therein; to exercise any and all rights, powers, and privileges of individual ownership or interest therein, including the right to vote thereon, and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement, and enhancement in value of any and all such securities, or evidences of interest therein; to acquire and become interested in any such securities, or evidences of interest therein, as aforesaid, by original subscription, underwriting, participation in syndicates, or otherwise, and irrespective of whether or not such securities or evidences of interest therein be fully paid or subject to further payments; to make payments thereon as called for, or in advance of call, otherwise, and to underwrite or subscribe for the same, conditionally or otherwise, and with a view to investment, for resale, or for any other lawful purpose.

          (b) To undertake or aid any enterprise and carry out any transactions whatsoever that may be lawfully undertaken and carried out by capitalists; and to carry on a general financial business and general financial operations of all kinds, so far as the same are not prohibited by the laws of the State of Iowa against the exercise of banking powers by corporations, and to operate and maintain an investment service, as well as to act in the capacity of manager for, and/or consultant to, any persons, firms, corporations, or associations and to give advice to such persons, firms, corporations, or associations concerning their business activities, their investments, the conditions of the various stock and mercantile markets, and in general to aid and assist them in any manner that may be desired.

          (c) To acquire, own, maintain, and operate a statistical, informatory, and advisory service to banks, bankers, trust companies, financial institutions generally, investment companies, and investors generally; to enter into contracts with banks and bankers, trust companies, investment companies, financial institutions of all kinds, and investors generally, for the purpose of supplying and furnishing financial statistics, information, reports, and opinions concerning the value of corporate securities and the capital and earnings of corporations whose securities are dealt in over-the-counter and in the public exchange and markets.

          (d) To make investigations as to the business, affairs, and property of corporations, partnerships, and various forms of business enterprises; to make appraisals and valuations of all kinds; and to give financial advice relative to the methods of procuring additional capital for business extension, advice relative to the conversion of securities of one or more corporations into those of another, and generally to instruct and to aid corporations, partnerships, and individuals on matters pertaining to new capital structure.

          (e) To operate, manage, supervise, direct and control all or any part of the business and property of any corporation, association, partnership, combination, organization, entity, or individual, domestic or foreign, through stock organization, by contract, or otherwise, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents, and to receive for such service fixed or contingent compensation, or compensation in the form of commissions, management fees, shares in gross or net receipts or profits, or in any other manner or upon any other terms whatsoever, or so to act without direct compensation; and to promote, participate, or assist in any way in the business of any such corporation, association, partnership, combination, organization, entity, or individual.

     Section 2. in furtherance and not in limitation of the general powers conferred by the laws of the State of Iowa, and the purposes and objects hereinbefore stated, it is expressly provided that the corporation also shall have the following powers:

          (a) To purchase or otherwise acquire, own, hold, use, improve, manage, mortgage, charge, pledge, sell, convey, lease, exchange, transfer, dispose of and deal with in any manner whatsoever, any and all kinds of real and personal property including stock, securities, and other choses in action issued or created by this or any other corporation or by any association, firm, entity, individual or governmental authority. To allow or cause the legal estate and interest in any businesses or property acquired, established, or carried on by the corporation, to remain, or to be vested or registered in the name of, or to be carried on by, any individual or by any foreign or other corporation formed or to be formed, either upon trust for, or as agents or nominees of, this corporation, or upon any other terms or conditions which the board of directors may consider for the benefit of this corporation; to manage the affairs or take over and carry on the business of any such corporation either by acquiring the whole or part of the shares of stock or bonds, debentures, or other securities thereof, or otherwise; to exercise all or any of the powers of any such corporation or of holders of shares of stock, debentures, or securities thereof; and to receive and distribute as profits the dividends and interest on such shares, stock, debentures, or securities. All conveyances of real property by the corporation shall be executed by the chairman, president or any vice-president and counter-signed by the secretary or any assistant secretary with an impression of the corporate seal affixed; and all releases of mortgages, liens, judgments or other claims required by law to be made of record may be executed by the chairman, president, any vice-president, secretary or any assistant secretary.

          (b) To cause to be formed, to promote, and to aid in the formation of any corporation to association, domestic or foreign, and to cause or participate in the merger, consolidation, reorganization, liquidation or dissolution of any corporation or association, domestic or foreign, in which, or in the business of welfare of which, the corporation shall have, directly or indirectly, any interest.

          (c) To do everything necessary, proper, convenient, or incidental to the accomplishment of the purposes and objects of the corporation or which is calculated, directly or indirectly, to promote the welfare or interests of the corporation or enhance the value or render profitable any if its property or rights.

          (d) In general, to carry on any business not contrary to the laws of the State of Iowa, and to do any and all of the acts and things hereinbefore or hereinafter set forth to the same extent as natural persons could do as principal, factor, agent, contractor, trustee or otherwise, either alone or in company with any person or persons, entity, syndicate, partnership, association or corporation.

     Section 3. The foregoing clauses are to be construed both as purposes and powers; and it is hereby expressly provided that the enumeration herein of specific purposes, objects and powers shall not be held to limit or restrict in any manner the general powers of the corporation. It is the intention that the purposes, objects and powers specified in each of the paragraphs of this
Article II shall, except as otherwise expressly provided, in no wise be limited or restricted by the references to or inferences from the terms of any other clause or paragraph of this Article or of any other Article in these Restated Articles of Incorporation.

ARTICLE III

Capital Stock

     Section 1. The aggregate number of shares which the corporation is authorized to issue is Two Million (2,000,000), consisting of one class of common shares. Such shares have a par value of Five Dollars ($5.00) per share.

     Section 2. No holder of the shares of stock of the corporation shall have any pre-emptive or preferential right of subscription to any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold, and all such additional shares of stock or any obligations convertible into stock of the corporation may be issued and disposed of by the Board of Directors to such person or persons and upon such term and for such consideration as the Board of Directors in its absolute discretion may deem advisable; provided, however, that no stock shall be issued until the corporation shall have received its full par value in cash or property, as provided by the laws of the State of Iowa; and when issued, all shares shall be fully paid and forever nonassessable.

     Section 3. At all meetings of stockholders, each stockholder shall be entitled to one vote for each share of common capital stock held by him, which may be cast by the stockholder in person or by proxy, and which vote shall not be cumulative.

    Section 4. Upon the vote of a majority of the directors of this corporation, and of a majority of the votes then appertaining to the total number of shares of the common stock shares then issued and outstanding, this corporation may from time to time, by amendment to these Articles, increase the authorized capital stock of this corporation, or create one or more other classes of stock with such designations, preferences, voting powers, restrictions, or qualifications as may be determined by such vote, which may be the same or different from the designations, preferences, voting powers, restrictions or qualifications of the classes of stock of this corporation then authorized or issued, except that no new class of stock shall hereafter be created which is entitled to dividends or shares in distribution of assets in priority to or concurrent with, any preferential shares theretofore authorized and issued, unless the holders of not less than two-thirds (2/3) of any preferential shares outstanding and the holders of two-thirds (2/3) of the votes appertaining to each class of common stock shares shall consent thereto in writing, or by vote in person or by proxy, at a meeting duly called for that purpose.

ARTICLE IV

Commencement and Duration

     The corporate period of this corporation shall begin on the date the Secretary of State issues a Certificate of Incorporation, and this corporation shall have perpetual duration.

ARTICLE V

Directors and Officers

     Section 1. The affairs of this corporation shall be conducted by a Board of Directors consisting of not less than seven nor more than twenty-five members, who shall be elected by the stockholders at their annual meeting each year. A director is not required to be a stockholder in this corporation.

     Section 2. The Board of Directors may fill all vacancies occurring between annual elections in its membership by election of persons to hold office for the remainder of the term.

     Section 3. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, any may have power to authorize and seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 4. Any resolution in writing signed by all the members of the Board of Directors (or any Committee thereof) shall be and constitute action by such Board (or committee) with the same force and effect as if the same had been duly passed by the same vote at a duly called meeting of such bodies.

     Section 5. The officers of this corporation shall be a Chairman, President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, and a Treasurer, and such other officers as shall be authorized by the Board of Directors, or provided for in the Bylaws. An officer may hold more than one office if the Board so decides. The officers shall be elected by the Board of Directors at the annual meeting to be held immediately following the annual meeting of stockholders or at a special meeting called for such purpose and shall hold office at the discretion of the Board.

     Section 6. An officer is not required to be a director or a stockholder in this corporation.

     Section 7. The duties of the officers shall be those usually performed by such officers in similar corporations, unless otherwise provided by resolution of the Board of Directors, or in the Bylaws, or by the stockholders at any annual or special meeting.

ARTICLE VI

Stockholders' Liability

     Section 1. Private property of the stockholders shall be exempt from corporate debts and liabilities.

     Section 2. This Article shall not be changed except by unanimous consent of all stockholders.

ARTICLE VII

Indemnification of Directors and Officers

     The corporation shall indemnify

          (1) every director or officer, or former director or former officer, his heirs, executors and administrators, and

          (2) at the discretion of the Board of Directors of the corporation, any person, or the heirs, executors and administrators of such person, who shall have served at its request as a director or officer of any other corporation of which it is a stockholder or creditor, and from which he is not entitled to be indemnified, against reasonable expenses actually incurred by him in connection with the defense of any action, suit or proceeding to which he may be made a party by reason of his being, or having been, a director or officer of the corporation or of such other corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding, to be liable for gross negligence or misconduct in the performance of his duties; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by independent counsel, selected by or in the manner designated by the Board of Directors, that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

ARTICLE VIII

Bylaws

     The Board of Directors, at its first meeting, shall adopt Bylaws for the corporation and may alter such Bylaws at any regular or special meeting.

ARTICLE IX

Amendments

     Amendment to these Articles, excepting Article III and Article VI, may be made at any annual meeting of the stockholders, or at any special meeting called for that purpose, by a vote of the majority of the shares of the capital stock outstanding.

ARTICLE X

     These Restated Articles of Incorporation set forth the provisions of the Articles of Incorporation as heretofore and hereby amended; have been duly adopted as required by law; and supersedes the original Articles of Incorporation and all amendments thereto.

ARTICLE XI

     The number of shares of the corporation outstanding at the time of such adoption was 140,383; and the number of shares entitled to vote thereon was 140,383.

ARTICLE XII

     The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None.

ARTICLE XIII

     The number of shares voted for such amendment was 136,288; and the number of shares voted against such amendment was none.

ARTICLE XIV

     The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: None.

ARTICLE XV

     The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: These Restated Articles of Incorporation reclassify the common stock from 400,000 shares of common stock of Twenty-Five Dollars ($25.00) par value to 2,000,000 shares of common stock of Five Dollar ($5.00) par value.

ARTICLE XVI

     The manner in which such amendment effects a change in the stated capital, and the amount of stated capital as changed by such amendment, are as follows:
No change.

     Dated:  May 5, 1972

BRENTON BANKS, Inc.

By:  /s/ C. Robert Brenton, President

By: /s/  Betty L. Steel, Secretary

STATE OF IOWA   :
                : ss.
COUNTY OF POLK  :

     On this 5th day of May, 1972, before me, a Notary Public in and for the State of Iowa, personally appeared C. Robert Brenton and Betty L. Steel, to be personally known, who being by me duly sworn did say that they are the President and Secretary, respectively, of said corporation, that the seal affixed to said instrument is the seal of said corporation, and that said Restated Articles of Incorporation were signed and sealed on behalf of the said corporation by authority of its Board of Directors and the said C. Robert Brenton and Betty L. Steele acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


/s/  Notary Public in and for the
       State of Iowa

Seal.

ARTICLES OF AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION
OF BRENTON BANKS, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, Section 496A.58 of the Iowa Code, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

     1. The name of the corporation is Brenton Banks, Inc. The effective date of its incorporation was August 31, 1948.

     2. The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation on May 9, 1979, in the manner prescribed by the Iowa Business Corporation Act:

     Article III, Section 1 is amended to read as follows:

ARTICLE III

Capital Stock

     Section 1. Authorized Common Shares. The aggregate number of shares of common stock which the corporation is authorized to issue is Five Million (5,000,000), consisting of one class. Such shares shall have a par value of Five Dollars ($5.00) per share.

     Article III is amended by renumbering the existing Sections 2, 3, and 4 thereof as Sections 3, 4, and 5, respectively, and by adding the following section as Section 2:

     Section 2. Authorized Preferred Shares. The aggregate number of shares of preferred stock which the corporation is authorized to issue is Five Hundred Thousand (500,000) consisting of one class. Such shares shall have a par value of One Dollar ($l.00) per share.

     The preferred shares shall be senior to the common shares, and the common shares shall be subject to the rights and preferences of the preferred shares as hereinafter set forth.

     The preferred shares may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. All shares of each series of preferred shares shall be alike in every particular (except as to the dates from which dividends shall commence to accrue) and all preferred shares shall be of equal rank and have the same powers, preferences, and rights, and shall be subject to the same qualifications, limitations, and restrictions, without distinction between the shares of different series thereof, except only in regard to the following particulars, which may be different in different series:

     (a) the annual rate or rates of dividends payable on shares of such series and the dates from which such dividends shall commence to accrue;

     (b) the amount or amounts payable upon redemption thereof and the manner in which the same may be redeemed;

     (c) the amount or amounts payable to holders thereof upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

     (d)  the provisions of the sinking fund, if any, with respect thereto;

     (e) the terms and rates of conversion or exchange thereof if convertible or exchangeable; and

     (f)  the provision as to voting rights, if any.

     The shares of any series of preferred share having voting power shall not have more than one vote per share, and if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the preferred shares shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

     The designation of each particular series of preferred shares and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued, and shall be set forth in full or summarized on the certificates for such series. The Board of Directors may from time to time increase the number of shares of any series of preferred shares already created by providing that any unissued preferred shares shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of preferred shares already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued preferred shares by fixing or altering the terms thereof in respect of the above mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

     The holders of preferred shares of each series shall be entitled to receive, out of any funds legally available for the purpose, when and as declared by the Board of Directors, cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors for such series, and no more, payable quarterly on the days fixed by the Board of Directors for the first series. Such dividends shall be cumulative, shall be deemed to accrue from day to day regardless of whether or not earned or declared, and shall commence to accrue on each preferred share from such date or dates as may be fixed by the Board of Directors prior to the issue thereof. The Corporation in making any dividend payment upon the preferred shares shall make dividend payments ratably upon all outstanding preferred shares in proportion to the amount of the dividends accrued thereon to the date of such dividend payment.

     In no event, so long as any preferred shares shall remain outstanding, shall any dividend whatsoever (other than a dividend payable in shares ranking junior to the preferred shares as to dividends and assets) be declared or paid upon, nor shall any distribution be made or ordered in respect of, the common shares or any other class of shares ranking junior to the preferred shares as to dividends or assets, nor shall any moneys other than the net proceeds received from the sale of shares ranking junior to the preferred shares as to dividends and assets be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of common shares or of any other class of shares ranking junior to the preferred shares as to dividends or assets, unless all dividends on the preferred shares of all series for past dividend periods shall have been paid and the full dividend on all outstanding preferred shares of all series for the then current dividend period shall have been paid or declared and set apart for payment; and the Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for sinking funds, if any, for the preferred shares of all series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been made good.

     The Corporation, at the option of the Board of Directors may at any time redeem the whole, or from time to time may redeem any part, of any series of preferred shares, by paying therefor in cash the amount which shall have been determined by the Board of Directors, in the resolution or resolutions authorizing such series, to be payable upon the redemption of such shares at such time. Redemption may be made of the whole or any part of the outstanding shares of any one or more series, in the discretion of the Board of Directors; if the redemption be a part of a series, the shares to be redeemed may be selected by lot, or all of the shares of such series may be redeemed pro rata, in such manner as may be prescribed by resolution of the Board of Directors.

     Subject to the foregoing provisions and to any qualifications, limitations, or restrictions applicable to any particular series of preferred shares which may be stated in the resolution or resolutions providing for the issuance of such series, the Board of Directors shall have authority to prescribe from time to time the manner in which any series of preferred shares shall be redeemed.

     Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the preferred shares of each series shall be entitled, before any distribution shall be made to the common shares or to any other class or shares junior to the preferred shares as to dividends or assets, to be paid the full preferential amount or amounts fixed by the Board of Directors for such series as herein authorized; but the preferred shares shall not be entitled to any further payment and any remaining net assets shall be distributed ratably to all outstanding common shares. If upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding preferred shares of all series of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding preferred shares in proportion to the full preferential amount to which each such share is entitled. Neither a consolidation nor a merger of the Corporation with or into any other corporation or corporations nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this clause.

     Article III is further amended by amending Article III, Section 4 (as redesignated; previously Article III, Section 3) to read as follows:

     Section 4. Subject to any voting restrictions or limitations placed upon preferred shares by the Board of Directors pursuant to such power granted to the Board in Article III, Section 2, at all meetings of stockholders each stockholder shall be entitled to one vote for each share of capital stock held by him, which vote may be cast by the stockholder in person or by proxy, and which vote shall not be cumulative.

     Article V, Section I is amended to read as follows:

ARTICLE V

Directors and Officers

     Section 1. The affairs of this corporation shall be conducted by a Board of Directors. The number of members of the Board of Directors shall be set forth in the Bylaws of the corporation. A director is not required to be a stockholder in this corporation.

     3. The number of shares of the corporation outstanding at the time of such adoption was 1,107,898; and the number of shares entitled to vote thereon was 1,107,898.

     4. The number of shares voted for the amendment set forth in paragraph 2 was 976,718, and the number of shares voted against such amendment was 5,700.

     5. Such amendment does not provide for an exchange, reclassification or cancellation of issued shares.

     6. Such amendment does not effect a change in the amount of stated capital.

     Dated this 14th day of May, 1979.

BRENTON BANKS, INC.

By  /s/ C. Robert Brenton, President

By  /s/ Betty L. Steele, Secretary

STATE OF IOWA      :
                   : ss
COUNTY OF POLK     :

     On this 14th day of May, 1979, before me, the undersigned, a Notary Public in and for said County and State, personally appeared C. Robert Brenton and Betty L. Steele, to me personally known, who being by me duly sworn did say that they are the President and Secretary of said corporation, respectively, of said corporation, that the seal affixed to said instrument is the seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and the said C. Robert Brenton and Betty L. Steele acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


/s/ Claire Cole
Notary Public
in and for the County and State
Seal.

STATEMENT OF DIVISION OF
PREFERRED STOCK INTO SERIES
OF BRENTON BANKS, INC.

STATE OF IOWA  )
               ) SS:
COUNTY OF POLK )

     TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 15(2) of the Iowa Business Corporation Act, Chapter 496A of the Iowa Code (1979), Brenton Banks, Inc. does hereby submit for filing with the Iowa Secretary of State the following Statement:

     1.  The name of the corporation is Brenton Banks, Inc.

     2. Attached hereto is a true and correct copy of a resolution adopted by the Board of Directors of said corporation establishing and designating the series, and fixing and determining the relative rights and preferences of a portion of the preferred stock of such corporation.

     3. Such resolution was adopted by the Board of Directors of Brenton Banks, Inc. on October 18, 1979.

     4. Such resolution was duly adopted by the Board of Directors of Brenton Banks, Inc.

     Dated this day 18th day of October, 1979.

BRENTON BANKS, INC.

By /s/ C. Robert Brenton, President

By /s/ Betty L. Steele, Secretary
Corporate Seal

     On this 18th day of October, 1979, before me, the undersigned, a Notary Public in and for said County and State, personally appeared C. Robert Brenton and Betty L. Steele, to me personally known, who being by me duly sworn did say that they are the President and Secretary, respectively, of said corporation, that the seal affixed to said instrument is the seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and the said C. Robert Brenton and Betty L. Steele acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


/s/ Sandra S. Holan
Notary Public in and for said County
and State
Seal.

CERTIFICATE OF RESOLUTION ESTABLISHING AND
DESIGNATING THE SERIES A $9.50 CUMULATIVE
PREFERRED STOCK OF
BRENTON BANKS, INC.

     BRENTON BANKS, INC., a corporation organized and existing under the laws of the State of Iowa (the "Company"),

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation, as amended, of the Company (the "Restated Articles of Incorporation"), and pursuant to the provisions of I.C.A. Section 496A.15, said Board of Directors at a meeting thereof duly called, convened and held on October 18, 1979, duly adopted a resolution providing for the issuance of 60,000 shares of Series A $9.50 Cumulative Preferred Stock, par value $1.00 per share, which resolution is as follows:

     Be It Resolved that, pursuant to the authority vested in the Board of Directors (the "Board") of Brenton Banks, Inc., (the "Company") by the Restated Articles of Incorporation, as amended, of the Company, there is hereby established and authorized to be issued a series of the Company's Preferred Stock, $1.00 par value, consisting of 60,000 shares, which shall have the following voting powers, designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions:

1.  Designation.

     The designation of said series of Preferred Stock shall be "Series A $9.50 Cumulative Preferred Stock" (the "Series A Preferred Stock").

2.  Dividends.

     The holders of the Series A Preferred Stock shall be entitled to cumulative cash dividends at the rate of $9.50 per share per annum (and no more) computed on the basis of a 360-day year of twelve 30-day months, when and as declared by the Board, out of any funds of the Company at the time legally available for the payment of cash dividends on shares of the Series A Preferred Stock, payable quarterly on the fifteenth day of each of the months of January, April, July and October

Exhibit A
of each calendar year commencing January 15, 1980 (each such day being hereinafter called a "dividend payment date"); provided, however, that dividends in arrears may be paid at any time. Such dividends on each share of Series A Preferred Stock shall accrue daily, and shall be cumulative, from the date on which such share of Series A Preferred Stock shall have been originally issued and shall so accrue and be accumulative whether or not the Company shall have had net profits or assets legally available for such dividends in any quarterly dividend payment period. Arrears of dividends shall not bear interest.

3.  Optional Redemptions.

          (a) In addition to the requirements of the Redemption Fund set forth in paragraph 4 and to the rights of redemption set forth hereinafter, the Company may at any time and from time to time call for redemption and redeem all or any portion of the then outstanding shares of the Series A Preferred Stock (in units of 1000 shares or an integral multiple of 100 in excess thereof) at the then applicable redemption price per share set forth below, plus a sum of money equivalent to all accrued and unpaid cumulative dividends (whether or not declared or earned thereon to and including the date of redemption.

     Date of Redemption
                                              Applicable
     On or After     and Prior to             Redemption
     October 15,     October 15,              Price Per Share

      1979            1980                     $119.00
      1980            1981                     $119.00
      1981            1982                     $119.00
      1982            1983                     $105.00
      1983            1984                     $104.00
      1984            1985                     $103.00
      1985            1886                     $102.00
      1986            1987                     $101.00
      1987            and thereafter           $100.00

          (b) In addition to the requirements of the Redemption Fund set forth in paragraph 4 and to the right of redemption pursuant to paragraph 3(a), on each Redemption Fund payment date specified in paragraph 4(a) (the "Redemption Fund Payment Date") the Company shall have the option (which shall not be cumulative) to redeem that number of shares of the Series A Preferred Stock equal to the number of such shares then required to be redeemed pursuant to paragraph 4, or any part thereof, at a price per share equal to $100, plus a sum of money equivalent to all accrued and unpaid cumulative dividends (whether or not declared or earned) thereof to and including the date of redemption.

         (c) In the event that the Company shall have requested the holders of the Series A Preferred Stock in writing to consent to a Prohibited Corporate Action, and the holder or holders of less than the greater of that percentage of the outstanding Series A Preferred Stock as would be required under either applicable law or the provisions of paragraph 6(a) to approve such Prohibited Corporate Action shall, within 30 days from the date of such request, have consented in writing to such Prohibited Corporate Action, then the Company may, within 120 days after such 30 day period (upon the notice and otherwise in the manner specified in paragraph 5), redeem all but not less than all of the shares of Series A Preferred Stock then outstanding. The request of the Company for such consent shall contain a reasonably detailed description of such transaction being proposed and the terms and provisions with respect thereto.

         In the event the Company shall have failed to obtain the requisite consent as described above, redemption of Series A Preferred Stock pursuant to the provisions of this paragraph 3(c) shall be made concurrently with the completion of such Prohibited Corporate Action and shall be made at a redemption price of $100 per share, plus, in each case, all accrued and unpaid cumulative dividends thereon (whether or not declared or earned) to the date fixed for redemption.

4.  Redemption Fund for Series A Preferred Stock

         (a) On or before October 15, 1984, and on or before October 15 of each year thereafter, to and including October 15, 1989, the Company shall, so long as any shares of Series A Preferred Stock remain outstanding, set apart out of its funds lawfully available for the purpose (or to the extent the same are available therefor), as and for a Redemption Fund for the retirement of the Series A Preferred Stock (the "Redemption Fund"), that sum in cash which shall be sufficient to redeem, at a price per share equal to $100 plus all accrued and unpaid cumulative dividends thereon to the date fixed for such retirement the lesser of (i) 10,000 shares of Series A Preferred Stock; or (ii) the aggregate outstanding shares of Series A Preferred Stock.

         (b) The amounts so set apart for the Redemption Fund shall be applied by the Company, on October 15 in each of the years 1984 through 1989, inclusive to the redemption (in the manner and upon the notice specified in paragraph 5) of the maximum number of shares of Series A Preferred Stock redeemable from such amounts so set apart at said price.

         (c) The obligation of the Company to set apart such sum or sums specified in paragraph 4(a) shall be cumulative so that, if the full amount required to be set apart as aforesaid in each such year for the Redemption Fund shall not be so set apart, the deficiency shall be made good and shares of the Series A Preferred Stock shall be called for redemption and redeemed accordingly, at any time thereafter as soon a funds shall become lawfully available therefore, whether or not on a Redemption Fund Payment Date specified in paragraph 4(a). Optional redemptions pursuant to paragraph 3 or repurchases, directly or indirectly, by the Company of shares of the Series A Preferred Stock shall not affect the Company's obligations to make the Redemption Fund payments required by this paragraph 4; provided, however, that in the event of any redemption or repurchase of Series A Preferred Stock other than pursuant to the provisions of paragraphs 3(a), 3(b) or 4 which does not result in the redemption or repurchase of all of the outstanding shares of Series A Preferred Stock (a "Special Redemption"), then the redemptions required to be made pursuant to the provisions of this paragraph 4 shall, after the occurrence of such Special Redemption be reduced in the same proportions that the number of share of Series A Preferred Stock outstanding immediately preceding such Special Redemption has been reduced by such to the end that the remaining redemptions required to be made pursuant to this paragraph 4 on each of the shares of Series A Preferred Stock shall be the same as if shares of Series A Preferred Stock had not been redeemed or repurchased pursuant to a Special Redemption.

5.  Manner and Effect of Redemptions

         (a) Notice of any proposed redemption of shares of Series A Preferred Stock shall be given by the Company by mailing, registered or certified mail, postage prepaid, such notice not less than thirty nor more than sixty days prior to the date fixed for such redemption to the holders of record of shares of Series A Preferred Stock to be redeemed or purchased, at their respective addresses appearing on the books of the Company. Said notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid.

         (b) If less than all of the shares of the Series A Preferred Stock are to be redeemed pursuant to the provisions of this Resolution, selection of shares to be redeemed shall be pro-rata in accordance with the number of shares of Series A Preferred Stock held by each holder thereof.

         (c) If the giving of notice of redemption shall have been completed as above provided and the deposit of funds shall have been made pursuant to subparagraph (d) below, the holders of shares of Series A Preferred Stock shall be entitled to receive the redemption price (including accrued dividends with respect to the shares called for redemption) on the date and at the place stated in such notice upon surrender of certificates for such shares, duly endorsed or accompanied by duly executed stock transfer powers.

         (d) On or prior to the date fixed for any redemption of shares of Series A Preferred Stock, the Company shall deposit as a trust fund with Brenton National Bank of Des Moines or any bank or trust company in good standing, organized under the laws of the United States of America or the State of Illinois and doing business in Chicago, Illinois with a capital and surplus of at least fifty million dollars, selected by the Board, a sum sufficient to redeem on the date fixed for redemption such shares called for redemption, with irrevocable instructions to said bank or trust company to pay said sum to the holders of the shares to be redeemed upon their surrender of their certificates pursuant to subparagraph (c) of this paragraph 5. From and after the date fixed for redemption, the shares so called for redemption shall be deemed to be redeemed and dividends on such stock shall cease to accrue. The holders of such shares shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, from and after the date fixed for redemption, except the right to receive from said bank or trust company payment of the redemption price, without interest thereon, upon the surrender of the certificates of certificates evidencing such shares.

         (e) All shares of series A Preferred Stock which shall have been redeemed, purchased or otherwise acquired by the Company may become additional authorized but unissued shares of Preferred Stock, but such shares shall not be reissued as shares of Series A Preferred Stock.

6.  Certain Restrictions on Corporate Action

    So long as any shares of Series A Preferred Stock shall be outstanding, and in addition to any other approvals or consents required by law, without the prior written consent of the holders of not less than 66-2/3% of all shares of Series A Preferred Stock at the time outstanding:

         (a) Prohibited Corporate Actions. The Company shall not be a party to any Prohibited Corporate Action.

         (b) Dividends on or Redemption of Junior Stock. The Company shall not declare or pay any dividend or make any other distribution on any shares of Junior Stock or purchase, redeem or otherwise acquire for any consideration other than in exchange for or out of the net cash proceeds of the contemporaneous issue or sale of other shares of Junior stock), or set aside as a sinking fund or other fund for the redemption or repurchase of any shares of Junior Stock or any warrants, rights or options to purchase shares of Junior Stock (all such declarations, dividends, purchase payments or other distributions or allocations being herein called "Restricted Stock Payments"), unless at the time of making payment or declaration of the proposed Restricted Stock Payment (i) all dividend and Redemption Fund payments applicable to the Series A Preferred Stock have been currently satisfied, and (ii) after giving effect to the proposed Restricted Stock Payment the aggregate amount of Restricted Stock payments made during the period from and after January 1, 1979 to and including the date of the making of the proposed Restricted Stock Payment, would not exceed the sum of (x) $2,000,000 plus
    (y) Consolidated Net Income for such period, on a cumulative basis for said entire period.

         (c) Agreements Restricting Dividends on or Redemption of the Series A Preferred Stock. The Company shall not (i) enter into any agreement, indenture or other instrument containing express provisions restricting or limiting the obligation or right of the Company to make payment of dividends on shares of the Series A Preferred Stock or payments into the Redemption Fund described in paragraph 4 or the redemption of the Series A Preferred Stock therefrom nor (ii) will it permit any subsidiary to enter into any agreement, indenture or other instruments (other than with regulatory authorities having jurisdiction over such subsidiary) containing express provisions restricting or limiting the right of such Subsidiary to make, payments of dividends on the stock of such Subsidiary owned by the Company if such provisions are, at the time of entering into such agreement indenture or other instrument, more restrictive with respect to the payment of such dividends than the applicable provisions of any Federal or state statute rule or regulation to which such Subsidiary may at such time be subject.

         (d) Issuance of Parity Stock. The Company shall not create, authorize or issue any shares of any Parity Stock unless at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof. Net Income Available for Fixed Charges of the Company for any period of 12 consecutive calendar months out of the 15 calendar months immediately proceeding the issuance of such Parity Stock shall have been at least equal to 200% of Pro Forma Fixed Charges for such period.

         (e) Redemptions of Preferred Stock. If and so long as any Redemption Fund payment or any quarterly dividend on the Series A Preferred Stock be in arrears, the Company shall not redeem, purchase or otherwise acquire, by way of sinking fund payments or purchase fund payments or otherwise, any other series of Preferred Stock unless funds shall simultaneously be set apart for the redemption Fund and for the sinking fund or analogous funds for the redemption of shares of all other series of Preferred Stock, ratably in accordance with the sums which would so be set apart if all Redemption Fund payments in arrears and all sinking or analogous fund payments in arrears for all other series of Preferred Stock were set aside in full, and the funds so set apart shall forthwith be applied to the redemption of the maximum number of shares of each series of Preferred Stock redeemable from the amounts so set apart at the respective prices applicable thereto. Whenever there shall be deposited or set aside the whole or any part of the funds required to be deposited or set aside by the Company as a sinking fund or purchase fund or other similar fund for the periodic retirement of shares of any other series of the Company's Preferred Stock, there shall also be deposited or set aside at the same time the full amount or the same proportionate part, as the case may be, of the funds, if any, then due to be deposited or set aside for the Redemption Fund for the periodic retirement of shares of Series A Preferred Stock then outstanding.

         (f) Issuance of Prior Stock. The Company shall not create, authorize or issue any shares of any Prior Stock.

         So long as any shares of Series A Preferred Stock shall be outstanding and in addition to any other approvals or consents required by law, without the prior written consent of the holders of 100% of all shares of Series A Preferred Stock at the time outstanding;

         (g) Certain Amendments. The company shall not amend, alter or repeal any of the provisions of its Restated Article of Incorporation or of this Resolution in any manner which adversely affects the rights, preferences or powers, or the qualification, limitations or restrictions of the Series A Preferred Stock or the holders thereof.

7.  Preference on Liquidation, Dissolution or Winding Up.

    In the event of any complete or partial liquidation, dissolution or winding up of the affairs of the Company or any distribution of its assets to its shareholders, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid in full out of any legally available assets of the Company, before any distribution or payment shall be made to the holders of any Junior Stock, (i) is such liquidation, dissolution or winding up shall be voluntary, a sum in cash equal to

         (x) $105 per share if the Voluntary Liquidation Date shall be prior to October 15, 1982; or

         (y) if the Voluntary Liquidation Date shall be on or after October 15, 1982, the redemption price that would have been payable had the Company, instead, at its option redeemed the same pursuant to paragraph 3(a) on such Voluntary Liquidation Date, or (ii) if such liquidation, dissolution or winding up shall be involuntary, a sum in cash equal to $100 per share, plus in each case, full accrued, unpaid, cumulative dividends, if any, thereon (whether or not earned or declared) to the date of payment.

    As used in this paragraph 7, the term "Voluntary Liquidation Date" shall mean the date of commencement of the proceedings for any voluntary complete or partial liquidation, dissolution or winding up of the affairs of the Company or any voluntary distribution of its assets to its shareholders (which commencement date shall be deemed to be the earliest date on which the resolution shall be adopted by the Board or requisite holders of any series or class of capital stock proposing the voluntary liquidation concerned).

    A Prohibited Corporate Action shall not be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this paragraph 7.

8.  Conversion Rights

    Shares of the Series A Preferred Stock shall not be convertible into shares of any other class of capital stock of the Company.

9.  Stated Capital for the Series A Preferred Stock.

    The Series A Preferred Stock shall have a stated capital per share equal to its par value.

10. Voting Power.

         (a) The holders of the Series A Preferred Stock shall not be entitled to vote and shall not be entitled to notice of any shareholders' meeting except as otherwise provided by law or by the provision of paragraph 6.

         (b) If at any time either (i) dividends on the Series A Preferred Stock shall be in arrears (regardless of the cause of such arrearage) in respect of any four or more quarter-annual dividend payments (or the equivalent), in whole or in part, or (ii) the Company shall be in default (regardless of the cause of such default) in any annual (or the equivalent) redemption or sinking fund payment, in whole or in part, on the Series A Preferred Stock, then the holders of not less than 51% of all outstanding shares of Series A Preferred Stock, shall have the right by written instrument filed with the Secretary of the Company to appoint two observers who shall be entitled so long as any such event shall continue (w) to receive the same notice in respect of all meetings (both regular and special) of the Board and each committee thereof as are required to be furnished to members of the Board or such committee by law or by the Restated Article of Incorporation or By-laws of the Company, (x) to attend all meetings of the Board and each committee thereof and to receive minutes of all meetings of the Board, (y) to receive all information and reports which are furnished to members of the Board and each committee thereof and (z) to participate in all discussions conducted at meetings of the Board and each committee thereof; but such observers shall not constitute members of the Board or any committee thereof and shall not be entitled to vote on any matters presented to the Board or any committee thereof.

11. Definitions.

    As used herein the following terms shall have the following meanings:

    "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

    "Common Stock" shall include any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of such corporation is without limit as to any amount or percentage.

    "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

         (i) any excess of gains over losses (but not any excess of losses over gains) on the sale or other disposition of investments (other than investments held in he ordinary course of the banking business) or fixed or capital assets and any taxes on such excluded gains;

         (ii) the proceeds of any life insurance policy;

         (iii) net earnings and losses of any Subsidiary of the Company accrued prior to the date it became a Subsidiary of the Company;

         (iv) net earnings and losses of any corporation (other than a Subsidiary of the Company), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

         (v) net earnings and losses of any corporation (other than a Subsidiary of the Company) with which the Company or a Subsidiary of the Company shall have consolidated or which shall have merged into or with the Company or a Subsidiary of the Company prior to the date of such consolidation or merger;

         (vi) net earnings of any business entity (other than a Subsidiary of the Company) in which the Company or any Subsidiary of the Company has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

         (vii) any portion of the net earnings of any Subsidiary of the Company which for any reason is unavailable for payment of dividends to the company or any other Subsidiary of the Company;

         (viii) earnings resulting from any reappraisal, revaluation or write-up of assets (other than in the ordinary course of business of a financial institution);

         (ix) any deferred or other credit representing any excess of the equity in any Subsidiary of the Company at the date of acquisition thereof over the amount invested in such Subsidiary of the Company;

         (x) any gain arising from the acquisition of any securities of the Company or any Subsidiary of the Company; and

         (xi) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

    "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all interest and all amortization of debt discount and expense in respect of all indebtedness of the Company and its Subsidiaries (including imputed interest on Capitalized Leases) other than indebtedness of Subsidiaries of the Company consisting of deposits included within the definitions contained in 12 C.F.R. 217.1 and (ii) 33-1/3% of all Rentals in respect of all leases other than Capitalized Leases payable during such period by the Company and its Subsidiaries.

    "Junior Stock" shall mean and include the Common Stock of the Company and all other shares of stock of any other class of the Company at any time created and issued ranking junior the Series A Preferred Stock with respect to the right to receive dividends and the right tot he distribution of assets upon liquidation, dissolution or winding up of the Company.

    "Minority Interests" shall mean any shares of stock of any class of a Subsidiary of the Company (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries, Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is great, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

    "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any federal, state or other income taxes made by the Company and its Subsidiaries during such period and (iii) Fixed Charges during such period.

    "Parity Stock" shall mean stock of any other class of the Company ranking on a parity with the Series A Preferred Stock (including, without limitation, shares of Series A Preferred Stock which have been redeemed, purchased or otherwise acquired by the Company) with respect to the payment of dividends or the distribution of assets or any securities of any kind convertible into shares of such Parity Stock.

    "Preferred Stock" shall mean the preferred stock of the Company authorized to be issued pursuant to Section 2 of Article III of the Restated Articles of Incorporation of the Company.

    "Prior Stock" shall mean stock of any other class of the Company ranking prior to the Series A Preferred Stock with resect to the payment of dividends or the distribution of assets or any securities of any kind convertible into shares of such Prior Stock.

    "Pro Forma Fixed Charges" for any period shall mean, as of the date of any determination thereof, the sum of (i) the maximum aggregate amount of Fixed Charges which would have become payable by the Company and its subsidiaries in such period plus (ii) the total dividend requirements on all series and classes of Preferred stock of the Company, determined, in each case on a pro forma basis giving effect as of the beginning of such period to the issuance and sale of the Parity Stock then proposed to be issued and the application of the proceeds thereof.

    "Prohibited Corporate Action" shall mean any merger, consolidation or sale of all or substantially all of the assets of the Company.

    "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or any of its Subsidiaries, as lessee or sub-lessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or such Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

    "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50 percent (by number of votes) or the Voting Stock shall be owned, by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.

    "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

    IN WITNESS WHEREOF, said BRENTON BANKS, INC., has caused its corporate seal to be hereunto affixed and this certificate to be signed by C. Robert Brenton, its President and attested by Betty L. Steele, it Secretary, this 18th day of October 1979.

BRENTON BANKS, INC.

By: /s/ C. Robert Brenton
Its President

[Seal]

Attest:

By /s/ Betty L. Steele
Secretary

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
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF BRENTON BANKS, INC.

TO THE SECRETARY OF STATE
     OF THE STATE OF IOWA:

     Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, the undersigned adopts the following Articles of Amendment to its Articles of Incorporation:

I

     The name of the corporation is Brenton Banks, Inc. The effective date of its Articles of Incorporation was the 31st day of August, 1948.

II

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 4, 1988, in the manner prescribed by the Iowa Business Corporation Act.

ARTICLE VII

          DIRECTORS' NONLIABILITY AND INDEMNIFICATION

     1. Nonliability. A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under
          Section 496A.44 of the Iowa Business Corporation Act. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of directors for monetary damages to the corporation of its shareholders, then the liability of a director of this corporation shall be eliminated or limited to the full extent then permitted. The directors of this corporation have agreed to serve as directors in reliance upon the provisions of this Article.

     2. Indemnification. The corporation shall indemnify a director of this corporation, and each director of this corporation who is serving or who has served, at the request of this corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent possible against expenses, including attorneys' fees, judgments, penalties, fines, settlements and reasonable expenses, actually incurred by such director or person relating to his conduct as a director of this corporation or as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, except that the mandatory indemnification required by this sentence shall not apply
          (i) to a breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which a director derived an improper personal benefit, (iv) under Section 496A.44 of the Iowa Business Corporation Act, or (v) against judgments, penalties, fines and settlements arising from any proceeding by or in the right of the corporation, or against expenses in any such case where such director shall be adjudged liable to the corporation.

III

     The number of shares of the corporation outstanding at the time of such adoption was 2,398,645, and the number of shares entitled to vote thereon was 2,398,645.

IV

     The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None.

V

     The number of shares voted for such amendment was 2,124,600, and the number of shares voted against such amendment was 13,103.

VI

     The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: None.

VII

     The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change.

VIII

     The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: No change.

     Dated:  May 5, 1988.

BRENTON BANKS, INC.

By: /s/ C. Robert Brenton, President
By: /s/ Steven T. Schuler, Secretary
Corporate Seal

STATE OF IOWA   :
                :  SS.
COUNTY OF POLK  :

     On this 5th day of May, 1988, before me a Notary Public in and for the State of Iowa, personally appeared C. Robert Brenton, to me personally known, who being by me duly sworn did say that he is President of said corporation, that the seal affixed to said instrument is the seal of said corporation, and that said Articles of Amendment were signed and sealed on behalf of said corporation by authority of its Board of Directors and the said C. Robert Brenton acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

/s/ Janice L. Thoman
Notary Public in and for the
State of Iowa
Seal.

STATEMENT OF CANCELLATION OF REDEEMABLE SHARES
OF
BRENTON BANKS, INC.

TO THE SECRETARY OF STATE
     OF THE STATE OF IOWA:

     Pursuant to the provisions of Section 64 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation submits the following statement of cancellation by redemption of redeemable shares of the corporation.

     1.  The name of the corporation is Brenton Banks, Inc.

     2.  The effective date of incorporation was August 31, 1948.

     3. Sixty thousand (60,000) shares of $9.50 Cumulative Preferred Series A stock were canceled through redemption.

     4. The aggregate number of issued shares after giving effect to such cancellation is 2,398,645 common shares.

     5.  The original name of the corporation was Brenton Companies.

     6. The amount of the stated capital of the corporation after giving effect to such cancellation is $12,226,725.

     Dated  June 30, 1988.

BRENTON BANKS, INC.

By:  /s/ C. Robert Brenton, President
By:  /s/ Steven T. Schuler, Secretary

STATE OF IOWA  )
               ) ss.
COUNTY OF POLK )

     On this 5th day of July, 1988, before me, the undersigned a Notary Public in and for said County and State, personally appeared C. Robert Brenton and Steven T. Schuler, to me personally known, who, being by me duly sworn, did say that they are the President and Secretary, respectively, of said corporation executing the within and foregoing instrument, that the seal affixed hereto is the seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and that the said President and Secretary, as such officers, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntarily executed.

/s/ Janice L. Thoman
Notary Public
in and for said County and State
Seal.

This page intentionally left blank.

ARTICLES OF AMENDMENT
OF BRENTON BANKS, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 1002 or 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation's Restated Articles of Incorporation.

     1.  The name of the corporation is Brenton Banks, Inc.

     2. The following amendment was adopted by the shareholders of the corporation:

               RESOLVED, that Article III, Section 1 of the Restated Articles of Incorporation, is amended to read as follows:

                    Section 1. Authorized Common Shares. The aggregate number of shares of common stock which the corporation is authorized to issue is Twenty Five Million (25,000,000), consisting of one class. Such shares shall have a par value of Five Dollars ($5.00) per share.

     3.  The date of adoption of the amendment was May 9, 1990.

     4. The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                 VOTES ENTITLED
DESIGNATION     SHARES           TO BE CAST ON      VOTES REPRESENTED
OF GROUP      OUTSTANDING         AMENDMENT            AT MEETING

Common         4,797,290           4,797,290           4,196,958

         4A. The total number of votes cast for and against the amendment by each Voting group entitled to vote separately on the amendment is as follows:

           VOTING                 VOTES             VOTES
           GROUP                   FOR             AGAINST
           Common               4,151,304          34,706

         4B. The total number of undisputed votes cast for the amendment by each voting group was:

           VOTING                 VOTES
           GROUP                   FOR

           Common               4,151,304

          The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

BRENTON BANKS, INC.

By /s/ Junius C. Brenton, President

ARTICLES OF MERGER
MERGING
AMES FINANCIAL CORPORATION
WITH AND INTO
BRENTON BANKS, INC.

     Pursuant to the provisions of Section 1105 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Articles of
Merger:

     1. The Plan and Agreement of Merger (the "Plan") is attached hereto and by this reference is incorporated herein.

     2. (a) The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan as to each corporation is as follows:

                                         Number of       Number of
    Name of         Designation         Outstanding    Votes Entitled
    Corporation      of Shares            Shares         to be Cast

   Ames Financial
   Corporation        Common             273,624          273,624

              The Plan was adopted by action of the Board of Directors of Brenton Banks, Inc. without a vote of the shareholders pursuant to the provisions of Section 1103(7) of the Iowa Business Corporation Act.

         (b) The total number undisputed votes cast for the Plan by the common stockholders of Ames Financial Corporation was 243,385, which number was sufficient for approval of the Plan by that voting group. The Plan was adopted by action of the Board of Directors of Brenton Banks, Inc. without a vote of the shareholders pursuant to the provisions of Section 1103(7) of the Iowa Business Corporation Act.

     3. The merger shall take effect at 12:01 a.m. on October 1, 1992.

Dated this 29th day of September, 1992.

Attest:                             BRENTON BANKS, INC.

/s/ Steven T. Schuler, Secretary    /s/ J. C. Brenton, President

Corporate Seal

STATE OF IOWA           )
                        ) ss.
COUNTY OF POLK          )

     On this 29th day of September, 1992, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared J. C. Brenton, to me personally known, who, being by me duly sworn, did say that he is the President of Brenton Banks, Inc., executing the within and foregoing instrument, that no seal has been procured by the said corporation; that said instrument was signed on behalf of said corporation by authority of is Board of Directors; and that the said J. C. Brenton, as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.

/s/ Shirley Kirchner
Notary Public in
and for the State of lowa
Seal.

PLAN AND AGREEMENT OF MERGER
OF

AMES FINANCIAL CORPORATION
WITH AND INTO

BRENTON BANKS, INC.

     THIS PLAN AND AGREEMENT OF MERGER ("Agreement") dated as of September 29, 1992, by and between BRENTON BANKS, Inc. ("Brenton") and AMES FINANCIAL CORPORATION ("Ames Financial").

     WITNESSETH

     WHEREAS, Brenton is a corporation duly organized and existing under the laws of the State or Iowa, with authorized capitalization at December 31, 1991 consisting of 25,000,000 shares of $5.00 par value common stock, of which 4,813,890 shares were duly authorized, fully paid, validly issued, nonassessable and outstanding and 500,000 shares of $1.00 par value preferred stock, of which no shares were outstanding; and

     WHEREAS, Ames Financial is a corporation duly organized and existing under the laws of the State of Delaware, with authorized capitalization at December 31, 1991 consisting of 5,000,000 shares of Ames Financial common stock, $.01 par value, of which 273,624 shares are duly authorized, validly issued. fully paid, nonassessable and currently outstanding and 1,000,000 shares of Ames Financial serial preferred stock, $.01 par value, of which no shares are outstanding; and

     WHEREAS, Brenton and Ames Financial are parties to that certain Merger Agreement (the "Merger Agreement") dated as of June 17, 1992 providing for the merger (the "Merger") of Ames Financial with and into Brenton in the manner and with the effect set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Merger Agreement, it is agreed that, in accordance with the applicable statutes of the States of Delaware and lowa, the parties hereto agree as follows:

ARTICLE I

The Merger

     Section 1. The Merger. On the Effective Date (as hereinafter defined) Ames Financial shall be merged with and into Brenton in accordance with the terms and provisions of this Agreement, the separate existence of Ames Financial shall cease and the merger shall in all respects have the effect provided for in Section 259 of the General Corporation Law of the State of Delaware and Section 1106 of the Iowa Business Corporation Act. The Merger shall be pursuant to the provisions of and with the effect provided in, the Merger Agreement and the Merger shall become effective on the date (the "Effective Date") upon which the Articles of Merger are filed with the lowa Secretary of State or at such later time and/or date as may be provided in the Articles of Merger.

     Section 2. Name. The name of the surviving corporation in the Merger ("Surviving Corporation") shall be 'BRENTON BANKS, INC.

     Section 3. Articles of Incorporation. The Articles of Incorporation of Brenton in effect immediately prior to the Effective Date shall be and remain the Articles of Incorporation of the Surviving Corporation until amended as provided by law and the terms thereof.

     Section 4. By-Laws. The By-Laws or Brenton in effect immediately prior to the Effective Date shall be and remain the By-Laws of the Surviving Corporation until amended as provided by law and the terms thereof.

     Section 5. Officers and Directors. From and after the Effective Date of the Merger, the directors and officers of the Surviving Corporation shall be those persons who are the directors and officers of Brenton at the Effective Date of the Merger, and they shall continue to hold office from and after the Effective Date of the Merger as provided in the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE II

Conversion of Shares

     Section 1. Brenton Shares. The shares of capital stock of Brenton issued and outstanding as of the Effective Date of the Merger shall continue to be issued and outstanding shares of the Surviving Corporation.

     Section 2. Conversion of Ames Financial Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of the holder of any common stock of Ames Financial ("Ames Financial Share" or "Ames Financial Shares"):

     a. Each outstanding Ames Financial Share (other than any shares as to which appraisal rights have been perfected) shall be converted into the right to receive 1.358 shares of the $5.00 par value common stock of Brenton ("Brenton Common Stock" or "Brenton Shares").

     b. From and after the Effective Date, the holders of certificates formerly representing Ames Financial Shares shall cease to have any rights with respect thereto other than any appraisal rights perfected pursuant to Section 262 of the General Corporation Law of the State of Delaware.

     Section 3. Fractional Shares. No fractional shares of Brenton Common Stock shall be issued to any holder of Ames Financial Shares. In lieu thereof, each such holder who would be entitled to a fraction of a share of Brenton Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's Ames Financial Shares, an amount in cash equal to the market value per share of the common stock of Brenton, calculated by taking the Average Bid Price for the last five trading dates preceding the Effective Date on which actual trades occurred multiplied by the fraction of a share of Brenton Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

     Section 4. Surrender of Ames Financial Shares. The following shall apply to the surrender of Ames Financial Shares.

     a. Prior to the Effective Date, Brenton shall appoint Harris Bank and Trust Company, Chicago, Illinois or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to Ames Financial and Brenton, as exchange agent (the "Exchange Agent") for the purpose of exchanging some or all of the certificates representing the Brenton Shares. At the Effective Date, Brenton shall issue and deliver to the holders of Ames Financial Shares who have surrendered to Brenton for cancellation their certificates for Ames Financial Shares such cash and such certificates representing the Brenton Shares as shall be required by this Agreement to be delivered to the holders of such Ames Financial Shares. After the Effective Date Brenton shall Issue and deliver to the Exchange Agent such cash and such certificates representing the Brenton Shares as shall be required by this Agreement to be delivered to holders of Ames Financial Shares who have not surrendered to Brenton for cancellation their certificates for Ames Financial Shares as or the Effective Date. At or as soon as practicable after the Effective Date each holder of Ames Financial Shares converted pursuant to
Section 2(a) of this Article II, upon surrender to Brenton or to the Exchange Agent, as the case may be, of one or more certificates for such Ames Financial Shares for cancellation, will be entitled to receive a certificate representing the number of Brenton Shares determined in accordance with Section 2(a) of this Article II and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 3 of this Article II. Each certificate representing the Brenton Shares: (1) shall be dated as to the Effective Date; (2) may bear the Rule 144 Restrictive Legend (as that term is defined in section 8.4 of the Merger Agreement) and (3) may bear the Rule 145 Restrictive Legend (as that term is defined in Section 8.5 of the Merger Agreement).

     b. No dividends or other distributions of any kind which are declared payable to stockholders of record of the Brenton Shares after the Effective Date will be paid to persons entitled to receive such certificates for Brenton Shares until such persons surrender their certificates representing Ames Financial Shares. Upon surrender of such certificates representing Ames Financial Shares, the holder thereto shall be paid, without interest any dividends or other distributions with respect to the Brenton Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

     c. If any certificate for Brenton Shares is to be issued in a name other than that in which the certificate for Ames Financial Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that:
(1) the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Brenton Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish that such costs, taxes and expenses have been paid or are not applicable and (2) the person requesting such exchange shall establish, to the satisfaction of Brenton and its counsel, that the requirements of Section 9.14 of the Merger Agreement, if applicable, have been complied with.

     d.  All dividends or distributions, and any cash to be paid pursuant to
Section 3 of this Article II in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Ames Financial Shares and unclaimed at the end of one year from the Effective Date, shall together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Brenton, and after such time any holder of a certificate representing Ames Financial Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Brenton for payment or delivery of such dividends or distributions or cash, as the case may be.

     Section 5. No Further Transfers of Ames Financial Shares. As of the Effective date the stock transfer books of Ames Financial shall be closed and no transfer of Ames Financial shares theretofore outstanding shall thereafter be made.

     Section 6. Adjustments. If, between the date of this Agreement and the Effective Date, the outstanding Brenton Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of Brenton Shares to be issued and delivered in the Merger in exchange for each outstanding Ames Financial shall be correspondingly adjusted.

     Section 7. Treatment of Stock Options. Each person holding one or more options to purchase Ames Financial Shares pursuant to the Ames Financial Stock Option and Incentive Plan (the "Ames Option Plan") shall, subject to any adjustments under Section 16(b) of the Securities Exchange Act of 1934, exercise his or her option to acquire Ames Financial Shares prior to the Effective Date.

If Ames Financial is not in receipt of funds from any such person in payment of the options exercised prior to the Effective Date, then such person shall be deemed to have allowed the options held by him or her under the Ames Option Plan to lapse and such options shall thereafter be null, void and of no further force or effect.

ARTICLE III

Miscellaneous

     Section 1. Governing Law. This Agreement, the Merger Agreement, the Merger and the Surviving Corporation shall be governed by the laws of the State of Iowa.

     Section 2. Conditions. The obligations of the parties to effect the Merger shall be subject to all of the terms and conditions contained in the Merger Agreement.

     Section 3. Termination. At any time prior to the filing of the Articles of Merger with the Iowa Secretary of State, this Agreement may be terminated by the mutual consent of the Boards of Directors of Ames Financial and Brenton or may be terminated as provided in the Merger Agreement. This Agreement shall terminate automatically upon the termination of the Merger Agreement.

     Section 4. Amendment. This Agreement and the Merger Agreement may be amended by the Boards of Directors of Brenton and Ames Financial at any time prior to the Effective Date without the approval of the shareholders of Ames Financial with respect to any of their terms except the terms relating to: (1) the amount or kind of consideration to be delivered to the Ames Financial shareholders in the Merger; (2) the Articles of Incorporation of Brenton or (3) the terms or conditions of this Agreement or the Merger Agreement if such amendment would adversely affect the shareholders of Ames Financial.

     Section 5. Shareholder Approval. This Agreement, the Merger Agreement and the Merger shall be subject to approval by the affirmative vote of a majority of the outstanding shares of Ames Financial common stock at a meeting of stockholders duly called and held. The consummation of the Merger shall be subject to the satisfaction, unless duly waived, of the conditions set forth in Sections 9 and 10 of the Merger Agreement.

     Section 6. Notices. Any notice or other communication required or permitted under this agreement shall be effective only if it is in writing and delivered personally, or by Federal Express, or by facsimile or sent by first class United States mail, postage prepaid, registered or, certified mail, address as follows:

If to Brenton, to:

Mr. J. C. Brenton, President
Brenton Banks, Inc.
Suite 300, Capital Square
400 Locust Street
Des Moines. Iowa  50304-0961
Facsimile No. (515) 237-5221

with copy to:

W. Kendall Brown, Esq.
Brown, Winick, Graves, Donnelly,
  Baskerville & Schoenebaum
Suite 1100, Two Ruan Center
601 Locust Street
Des Moines, Iowa  50309
Facsimile No. (515) 283-0231

If to Ames Financial, to:

Mr. Keith E. Dickson, Chairman
Ames Financial Corporation
424 Main Street
Ames, Iowa  50010
Facsimile No. (515) 232-3318

with copy to:

Donald L. Smith, Esq.
Smith, Nutty, Sharp, Benson & Jahn
618 Douglas Avenue
Ames, Iowa  50010
Facsimile No. (515) 232-0137

or to such other address or facsimile number as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

     Section 7. Further Assurances. From time to time as and when required by the Surviving Corporation and to the extent permitted by law, the officers and directors of Ames Financial last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Surviving Corporation title to, and possession of, all of the assets, rights, franchises and interests of Ames Financial in and of every type of property (real, personal and mixed) and chooses in action, and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such action in the name of Ames Financial or otherwise.

     IN WITNESS WHEREOF, Brenton and Ames Financial, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have each caused this Plan and Agreement of Merger to be executed by its respective President or Chairman (and, if applicable, its corporate seal to be affixed hereto) and to be attested to by its Secretary.

ATTEST                              BRENTON BANKS, INC.



/s/ Steven T. Schuler, Secretary    /s/ J. C. Brenton, President
Corporate Seal


ATTEST

                                    AMES FINANCIAL CORPORATION


/s/ Karen Jacobson, Secretary       /s/ Keith E. Dickson, Chairman
Corporate Seal

CERTIFICATE OF SECRETARY OF AMES FINANCIAL CORPORATION

     I, Karen Jacobson, Secretary of Ames Financial Corporation, a corporation organized and existing under the laws of the State of Delaware ("Ames Financial"), hereby certify, as such secretary (and under the seal of such corporation) that the Plan and Agreement of Merger dated June 17, 1992 between Ames Financial and Brenton Banks, Inc. to which this certificate is attached was duly submitted to the shareholders of Ames Financial at a special meeting of said shareholders called and held after at least twenty (20) days' notices by mail as provided in Section 251 of the General Corporation Law of the State of Delaware on the 16th day of September, 1992, for the purpose or considering and taking action upon the proposed Plan and Agreement of Merger; that 273,624 shares of common stock, with a par value of $.01, of Ames Financial were on said date issued and outstanding; that the proposed Plan and Agreement of Merger was approved by the affirmative vote of the holders of a majority of the total number of shares of the outstanding common stock of Ames Financial entitled to vote thereon, and that thereby the Plan and Agreement of Merger was at such meeting duly adopted as the act of the shareholders of Ames Financial and the duly adopted agreement of such corporation.

     WITNESS my hand (and the seal of Ames Financial) on this 30th day of September, 1992.

/s/ Karen Jacobson, Secretary
Ames Financial Corporation
Corporate Seal



CERTIFICATE OF SECRETARY OF BRENTON BANKS, INC.

     I, Steven T. Schuler, Secretary of Brenton Banks, Inc. a corporation organized and existing under the laws of the State of lowa ("Brenton"), hereby certify, as such secretary (and under the seal of such corporation) that the Plan and Agreement of Merger dated June 17, 1992 between Ames Financial and Brenton Banks, Inc. to which this certificate is attached was duly adopted pursuant to subsection (d) of Section 251 of the General Corporation Law of the State of Delaware and that the conditions specified in the first sentence of said subsection (d) of Section 251 of the General Corporation Law of the State of Delaware have been satisfied.

     WITNESS my hand (and the seal of Brenton) on this 30th day of September, 1992.

/s/ Steven T. Schuler, Secretary
Brenton Banks, Inc.
Corporate Seal

ARTICLES OF AMENDMENT
of
BRENTON BANKS, INC.

TO THE SECRETARY OF STATE
     OF THE STATE OF IOWA:

     Pursuant to Section 1002 and 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation's Restated Articles of Incorporation.

1.     The name of the corporation is Brenton Banks, Inc.

2. Article III, Section 1 of the Restated Articles of Incorporation, is amended to read as follows:

            Section 1. Authorized Common Shares. The aggregate number of shares of common stock which the corporation is authorized to issue is Fifty Million (50,000,000), consisting of one class. Such shares shall have a par value of Two Dollars and Fifty Cents ($2.50) per share.

3.     The date of adoption of the amendment was January 29, 1998.

4. The amendment was adopted by the board of directors without shareholder action. Shareholder action on the amendment is not required pursuant to Section 1002(4) of the Iowa Business Corporation Act which allows the board of directors to amend the articles of incorporation to change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding.

       Dated: March 17, 1998.

BRENTON BANKS, INC.


By:  /s/
     Robert DeMeulenaere, President


By:  /s/
     Steven T. Schuler, Secretary
000472

STATE OF IOWA     )
                  ) SS
COUNTY OF POLK    )

     On this 17 day of March, 1998, before me, a Notary Public in and for said county and state, personally appeared Robert DeMeulenaere and Steven T. Schuler, to me personally known, who, being by me duly sworn, did say that they are the President and Secretary, respectively, of the corporation executing the within and foregoing instrument, that the seal affixed to said instrument is the seal of said corporation, that said instrument was signed and sealed on behalf of the corporation by the authority of its Board of Directors; and that Robert DeMeulenaere and Steven T. Schuler, as said officers, acknowledged the execution of said instrument to be the voluntary act and deed of the corporation, by it and by them voluntarily executed.


/s/ Debbie A. Mitchell
Exp. 3/2/01, Notary Public
   in and for the State of Iowa

Filed Iowa Secretary of State
3-19-98
9:13 a.m.
000473

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BRENTON BANKS, INC.

BY-LAWS

ARTICLE I. MEETINGS OF STOCKHOLDERS

1.  All meetings of stockholders shall be held in Des Moines, Iowa.

2. Annual meetings of stockholders shall be held on the first Wednesday following the first Monday in May of each year.

3. Any stockholder proposal for action at the annual meeting, including nominations for the Board of Directors, must be submitted in writing to the Secretary of the Corporation at least five (5) days prior to the date of the annual meeting to be considered and voted upon at the meeting. Any such stockholder proposal or nomination for the Board of Directors must be accompanied by a written statement describing the purpose of the proposal or the qualifications of the nominee. Such a statement shall not exceed five hundred (500) words.

4. Special meetings of stockholders may be called by the Chairman, the Vice Chairman, the President, or by a majority of the Directors or by stockholders representing two-thirds of the outstanding stock of the corporation.

5. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail or at the direction of the Chairman, the Vice Chairman, the President, the secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting, but such notice may be waived in writing by any stockholder. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

6. At any meeting of stockholders, holders of a majority of the outstanding shares shall constitute a quorum for the transaction of business.

7. The Chairman, or in his absence the Vice Chairman, at any meeting of the stockholders, shall have the power and authority to prescribe appropriate rules and procedures for the maintenance of order and the conduct of the meeting; including, but not limited to, requirements for identification of speakers, limitation on the time allotted to questions, comments and debate, variance from the agenda, and procedures for dealing with disruptive individuals.

ARTICLE II. DIRECTORS

1. The Board of Directors of the Corporation shall consist of not less than five, nor more than eleven members, who shall be elected by the stockholders at their annual meeting. The Board of Directors shall, from time to time, designate the number of directors of the Corporation within such range. Directors shall hold office for a term of one year, or until their successors are elected and qualified, but may be removed at any time by a majority vote of the stockholders.

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2.  Stockholder nominations for the Board of Directors shall be made in accordance with Article I, Section 3, of these ByLaws.

3. The Board of Directors shall have the general management and control of the business and affairs of the Corporation, and may exercise all the powers possessed by the Corporation.

4. The Board of Directors shall meet immediately after adjournment of the annual meeting of stockholders, and at such other times and places as the Board may determine and as called by the Chairman, the Vice Chairman or the President.

5. At all meetings of the Board it shall be necessary for a majority of all the Directors to be present to constitute a quorum for the transaction of business, but a lesser number may adjourn the meeting to a future time and convenient place.

6. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committee or committees shall keep regular minutes of their proceedings and report the same to the Board when required.

7. The Board of Directors may appoint an Executive Committee. The Vice Chairman shall be a member of and chairman of the Executive Committee. The Board of Directors shall, from time to time, designate the number of Executive Committee members of the Corporation. The Executive Committee shall not have authority to alter or amend the By-Laws, but shall exercise all other powers of the Board of Directors between the meeting of said Board, except the power to fill vacancies in their own membership, which vacancy shall be filled by the Board of Directors.

The Executive Committee shall meet at stated times or on notice to all by the Committee Chair. It shall fix its own rules of procedure. A majority shall constitute a quorum, but an affirmative vote of a majority of the whole committee shall be necessary in every case. The Executive Committee shall keep regular minutes of proceedings.

8. Any resolution in writing signed by all the members of the Board of Directors (or any Committee thereof) shall be and constitute action by such Board (or Committee) with the same force and effect as if the same had been duly passed by the same vote at a duly called meeting of such bodies.

ARTICLE III. OFFICERS

1. The officers of the corporation shall be a Chairman, a Vice Chairman, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, and a Treasurer, and such other officers as shall be authorized by the Board of Directors. Officers shall be elected by the Board of Directors and shall hold office at the pleasure of the Board. One person may hold one or more offices, if the Board so determines.

2. The Chairman shall exercise the general supervision and direction of the affairs of the Company. He shall preside as Chairman of all meetings of the stockholders,

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of the Board of Directors, and, in the absence of the Vice Chairman, of the
Executive Committee, or he may direct another officer to preside in his place. He may, with the Secretary, sign all certificates of stock and execute all contracts and instruments which the Board of Directors shall lawfully authorize and direct.

3. The Vice Chairman shall, in the absence of the Chairman, have all powers and duties of the Chairman. As Committee Chair, he shall preside at all meetings of the Executive Committee, or he may direct another officer to preside in his place. He shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or the Chairman, including those prescribed in any employment agreement.

4. The President shall work with all business affairs incident to the activities and direction of the Company. He may, with the secretary, sign all certificates of stock and execute all contracts and instruments which the Board of Directors shall lawfully authorize and direct.

5. The Board of Directors may elect an Executive Vice President, who shall have the powers and duties incident to that office and shall have such other powers and duties as may be prescribed from time to time by the Chairman, the Vice Chairman or the President. He shall, in the incapacity of the Chairman, the Vice Chairman and of the President, perform such duties of the Chairman, the Vice Chairman and of the President as the Board of Directors or the Executive Committee shall prescribe. He may, with the Secretary, execute contracts and instruments which the Board of Directors shall lawfully authorize and direct.

6. Each Vice President shall have the powers and duties incident to that office and shall have such other powers and duties as may be prescribed from time to time by the Chairman, the Vice Chairman or the President. In the event of the inactivity of the Chairman, of the Vice Chairman and of the President, a Vice President designated by the Board of Directors or the Executive Committee shall perform such duties of the Chairman, of the Vice Chairman and of the President as the Board of Directors or the Executive Committee shall prescribe. Any Vice President may execute contracts in the name of the company.

7. The Secretary shall be ex-officio secretary of the Board of Directors and the Executive Committee. He shall keep the minutes of all meetings of the stockholders, the Board of Directors and the Executive Committee, and, when required, of all other standing committees; and attend to serving and giving all notices of the company. He shall have charge of the corporate seal, the stock certificate books and such other books, records, and papers as the Board of Directors and Executive Committee may direct; keep a stock book containing the names alphabetically arranged of all persons who are stockholders of the company, showing their place of residence, the number of shares of stock held by them respectively and the time when they respectively became owners thereof.

8. Each Assistant Secretary shall have the powers and duties incident to that office and shall have such other powers and duties as may be prescribed by the Secretary. In the event of the incapacity of the Secretary, an Assistant Secretary designated by the Board of Directors and/ or the Executive Committee shall perform such duties of the Secretary as the Board of Directors and/or the Executive Committee shall prescribe.

9. The Treasurer shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the company, and shall have the care and custody of all funds and securities of the company and deposit such funds in the name of the company in such bank or banks as the Board of Directors and/or the Executive Committee or the Chairman or the Vice Chairman or the President may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money, and any negotiable instruments of the company, but no such instrument shall be signed in blank. He shall disburse the funds of the company as may be ordered by the Board of Directors, the Executive Committee, the Chairman, the Vice Chairman or the President. The Treasurer shall at all reasonable times exhibit the books and accounts to any directors, and he shall give such bonds for the faithful performance of his duties as the Board of Directors, the Executive Committee, the Chairman, the Vice Chairman or the President may determine, and he shall perform such other duties as may be incident to his office.

ARTICLE IV. SEAL

The corporate seal of the company shall be circular in shape, and shall be engraved with the name of the company and the state of incorporation around the margin, and the words "CORPORATE SEAL" across the center.

ARTICLE V. CAPITAL STOCK

1. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the Chairman, the Vice Chairman or President and the Secretary or Assistant Secretary and be attested by the corporate seal. All certificates shall be numbered consecutively; and the name of the stockholder, his place of residence, the number of shares, and the dates of acquisition and transfer shall be entered by the Secretary upon the records of the company, and such record shall constitute the sole and exclusive evidence of who, as stockholders, shall have the right to receive dividends and to vote at stockholders' meetings.

2. Title to a certificate and to the shares represented thereby can be transferred only, (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

ARTICLE VI. EXECUTION OF INSTRUMENTS, LOANS

1. Execution of Instruments. Any checks, drafts, bills of exchange, acceptances, bonds, notes or other obligations or evidences of indebtedness of the company, and also all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, stock powers, or other instruments of transfer, contracts, agreements, dividend and other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices of documents and other instruments of writing of any nature may be signed, executed, verified, acknowledged and delivered by such officers, agents, or employees of the company, or any of them, and in such manner, as shall be provided in the Articles of Incorporation or as from time to time may be determined by the Board of Directors.

2. Loans. When so authorized by the Board of Directors any officer or agent of the company may effect loans and advances at any time for the company secured by mortgage or pledge of the company's property or otherwise, and may do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.

ARTICLE VII. DIVIDENDS

The Board of Directors, in its discretion from time to time may declare dividends upon the capital stock from the surplus and net profits of the company, subject to all the provisions of the Articles of Incorporation.

ARTICLE VIII. FISCAL YEAR

The fiscal year of this corporation shall begin on the first day of January and terminate on the last day of December of each year, except that the first year shall begin on August 31, 1948.

ARTICLE IX. OTHER OFFICERS AND THEIR DUTIES

The Board of Directors, upon exercising any power to appoint additional officers, may prescribe their duties and compensation and determine as to the securities for the faithful performance of their duties to be given by them, which prescription as to duties and securities may be made in the form of By-Laws or by resolution of the Board, as it shall determine.

ARTICLE X. INDEMNIFICATION OF DIRECTORS AND OFFICERS

This corporation shall indemnify an officer of this corporation and each officer of this corporation who is serving or who has served, at the request of this corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, to the fullest extent possible against expenses, including attorneys' fees, judgments, penalties, fines, settlements, and reasonable expenses, actually incurred by such officer or person relating to his conduct as an officer of this corporation or as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, except that the mandatory indemnification required by this sentence shall not apply (i) to a breach of an officer's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which the officer derived an improper personal benefit, (iv) under Section 496A.44 of the Iowa Business Corporation Act, or (v) against judgments, penalties, fines, and settlements arising from any proceeding by or in the right of the corporation, or against expenses in any such case where such officer shall be adjudged liable to the corporation.

ARTICLE XI. OTHER INTERESTS-OF-OFFICERS OR DIRECTORS

1. No Director shall vote on a question in which he is interested, except the election of a President or other officer or employee, but in the absence of fraud, no contract or other transaction of the corporation shall be affected or invalidated in any way by the fact that any of the officers or Directors of the corporation are in any way interested in or connected with any other party to said contract or transaction or are themselves parties to said contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorizing or confirming such contract or transaction there shall be present a quorum of Directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of Directors not so interested or connected. The mere ownership of stock in another corporation by a Director shall not disqualify him to vote in respect of any transaction between this corporation and such other corporation.

2. Inasmuch as the officers and Directors of this corporation may be men of large and diversified business interest, and connected with other corporations with which, from time to time, this corporation may have business dealings, no contract or other transaction between this corporation and any other corporation shall be affected by the fact that any of the officers or directors of this corporation are interested in or are directors or officers of such other corporation, if such contract or transaction be made, authorized or confirmed by the Board of Directors in the manner provided in the preceding paragraph, or by any committee of this corporation having the requisite authority, by vote of a majority of the members of such committee not so interested; and any officer or director individually may be a party to or may be interested in any contract or transaction of this corporation, provided that such contract or transaction shall be approved or ratified by the Board of Directors or by any committee of this corporation having the requisite authority, in the manner herein set forth.

ARTICLE XII. AMENDMENTS

The Board of Directors may alter these By-Laws of the corporation at any regular or special meeting.

AS AMENDED July 6, 1989.

Resolved that the foregoing are adopted as the amended and substituted By-laws of the corporation as of the above date.


/s/ C. Robert Brenton                 /s/ J.C. Brenton

/s/ R. Dean Duben                     /s/ Thomas R. Smith

/s/ William H. Brenton

CONSTITUTING ALL OF THE MEMBERS OF THE BOARD OF DIRECTORS